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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in this Annual Report on Form 10-K of Fluor Corporation of our report dated November 18, 1997, included in the 1997 Annual Report to shareholders of Fluor Corporation.

      We also consent to the incorporation by reference of our report dated November 18, 1997, with respect to the consolidated financial statements of Fluor Corporation incorporated by reference in the Annual Report on Form 10-K for the year ended October 31, 1997, in the Registration Statements and related Prospectuses pertaining to: Form S-3 No. 333-18315 for the issuance of senior debt securities; Form S-8 No. 333-22157 for the 1998 Fluor Executive Stock
Plan; Form S-8 No. 333-31293 for the DMIS, Inc. Nissan Maintenance Project Retirement & Savings Plan; Form S-8 No. 333-30979 for the TRS 401(k) Retirement Plan; Form S-8 No. 333-30987 for the Fluor Daniel Craft Employees 401(k) Retirement Plan; Form S-8 No. 333-30983 for the TRS Salaried Employees' 401(k) Retirement Plan; Form S-8 No. 333-23809 for the 1997 Fluor Restricted Stock
Plan for Non-Employee Directors; Form S-8 No. 333-37153 Fluor Executive
Deferred Compensation Program; Form S-8 No. 333-18151 for the 1996 Fluor Executive Stock Plan; Form S-8 No. 33-58557 for the Fluor Corporation Stock Plan for Non-Employee Directors; Form S-8 No. 33-31440 for the 1988 Fluor Executive Stock Plan; Form S-8 No. 2-77532 for the 1982 Fluor Incentive Stock Option Plan, 1981 Fluor Executive Stock Plan, 1977 Fluor Executive Stock Plan and 1971 Fluor Stock Option Plan; and Form S-8 No. 2-72712 for the Fluor Corporation Salaried Employees' Savings Investment Plan.



                                             /s/ ERNST & YOUNG LLP
                                             ---------------------
                                                 Ernst & Young LLP

Orange County, California
January 27, 1998